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                                                                     EXHIBIT 10P

                               COGNEX CORPORATION

                           SUPPLEMENTAL RETIREMENT AND
                           DEFERRED COMPENSATION PLAN

                          EFFECTIVE AS OF APRIL 1, 1995

This Cognex Corporation Supplemental Retirement and Deferred Compensation Plan (the "Plan") is adopted by Cognex Corporation (the "Employer") for certain of its executive employees. The purpose of the Plan is to provide those employees with supplement retirement income and to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits taxable pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a "top-hat" plan (i.e. an unfunded deferred compensation plan maintained for a select group management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

Accordingly, the following Plan is adopted.

                            ARTICLE I -- DEFINITIONS

1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including contribution credits and deemed income, gains, and losses (to the extend realized as determined by the Employer, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

1.2 BENEFICIARY means any person or persons so designated in accordance with the provisions of Article VII.

1.3 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4 COMPENSATION means the total current cash remuneration paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer).

1.5 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to
Section 4.5, shall become effective. The Designation Dates in any Plan Year shall be designated by the Employer.

1.6 EFFECTIVE DATE means the effective date of the Plan, which shall be April 1, 1995.

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1.7 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees and who is designated by the Employer to be an Eligible Employee under the Plan. By each November 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.8 EMPLOYER means Cognex Corporation and its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Cognex Corporation, or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization which agrees, with the consent of Cognex Corporation, to become a party to the Plan.

1.9 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.10 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.

1.11 PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.12 PLAN means this Cognex Corporation Supplemental Retirement and Deferred Compensation Plan, as amended from time to time.

1.13 PLAN YEAR means the twelve (12) month period ending on the December 31 of each year during which the Plan is in effect.

1.14 TRUST means the trust fund established pursuant to the Plan.

1.15 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.16 VALUATION DATE means the December 31 of each Plan Year and any other date that the Employer, in its sole discretion, designates as a Valuation Date.

1.17 YEAR OF SERVICE shall mean a Plan Year in which the Participant has completed at least 1,000 hours of service with the Employer.

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                   ARTICLE II -- ELIGIBILITY AND PARTICIPATION

2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

Participation in the Plan is voluntary. In order to participate, an otherwise eligible Employee must make written application in such manner as may be required by Section 3.1 and by the Employer and must agree to make Compensation Deferrals as provided in Article III.

2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she shall become a Participant in accordance with the provisions of Section 2.1.

2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

                    ARTICLE III -- CONTRIBUTIONS AND CREDITS

3.1 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Employer, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant, in a lump sum or in any fixed periodic dollar amounts designated by the Participant. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make such an election with respect to a coming twelve (12) month Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior Plan Year, or during such other period established by the Employer.

Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. The Participant may reduce his or her payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Employer at least thirty (30) days prior to, the beginning of any regular payroll period, with such reduction being first effective for Compensation to be earned in that payroll period. Once made, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form provided by the Employer. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Account of the deferring Participant.

There shall be established and maintained by the Employer a separate Plan Account in the name of each Participant, which shall at all times be one hundred percent (100%) vested in the Participant, and to which shall be credited or debited: (a) amounts equal to the Participant's

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Compensation Deferrals, and (b) amounts equal to any deemed income, gains, or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Employer, in its discretion) attributable or allocable to (a). The Employer shall have the discretion to allocate such deemed income, gains, or losses among Plan Accounts pursuant to such allocation rules as the Employer deems to be reasonable and administratively practicable.

Amounts equal to the Compensation Deferrals will be paid by the Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals during any month or other period has been determined.

                        ARTICLE IV -- ALLOCATION OF FUNDS

4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Pursuant to Section 4.5, each Participant shall have the right to direct the Employer as to how amounts in his or her Plan Account shall be deemed to be invested. In such a case, the Employer shall direct the Trustee to invest the Account maintained in the Trust on behalf of the Participant pursuant to the direction the Employer has received from that Participant. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the employer), of each deemed investment option within the Trust since the preceding Valuation Date shall be allocated among all Participant's Accounts deemed to be invested in that investment option in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that investment option, determined as provided herein, bears to the aggregate of all amounts deemed to be invested that investment option.

4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account.


4.3 SEPARATE ACCOUNTS. A separate account under the Plan shall be established and maintained by the Employer to reflect the Account for each Participant with sub-accounts to show separately the deemed earnings and losses credited or debited to such Account and the applicable deemed investments of the Account.

4.4 INTERIM VALUATIONS. If it is determined by the Employer that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Trust so that the Account from which the distributions being made will, prior to the distribution, reflect its share of such material difference in value.

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4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or the Trustee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer or the Trustee, prior to and effective for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Account should be deemed to be invested among such categories as deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in ten percent multiples) of each portion of the Participant's Account which is requested to be deemed to be invested in such categories as deemed investments, and shall be subject to the following rules:

      (a) Any initial or subsequent deemed investment direction shall be in writing, or on a form supplied by and filed with the Employer, and shall be effective as of the next Designation Date which is at least ten (10) business days after such filing.

      (b) All amounts credited to the Participant's Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and as of the effective date of any new deemed investment direction, all or a portion of the Participant's Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form, or other form specified by the Employer.

      (c) If the Employer receives an initial or revised deemed investment direction which it deems to be incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Employer provides for, and permits the application of, corrective action prior thereto.

      (d) If the Employer possesses at any time directions as to the deemed investment of less than all of a Participant's Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Employer in its discretion.

      (e) Each Participant hereunder, as a condition to his or her participation hereunder agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

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      (f)   Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

                      ARTICLE V -- ENTITLEMENT TO BENEFITS

5.1 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Employer for any reason, the Participant's Plan Account at the date of termination shall be valued and payable according to the provisions of Article VI.

5.2 CHANGE OF CONTROL. If a Change of Control of the Employer occurs, the participant's Plan Account at the date of the Change of Control shall be valued and payable according to the provisions of Article VI. For purposes of this Section, a "Change of Control" shall occur when there is a purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, or beneficial ownership (within the meaning of Rule 13d-3. promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets.

5.3 HARDSHIP DISTRIBUTIONS. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested, or to refuse to allow any distribution. Upon a finding of financial hardship, the Employer shall instruct the Trustee to make the appropriate distribution to the Participant from amounts contributed to the Trust by the Employer in respect of the Participant's Account. In no event shall the aggregate amount of the distribution exceed either the full value of the Participant's Account or the amount determined by the Employer to be necessary to alleviate the Participant's financial hardship (which financial hardship may be considered to include any taxes due because of the distribution occurring because of this Section), and which is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant's Account shall be determined as of the date of the distribution. "Financial hardship" means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, (b) loss of the Participant's property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the

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Participant, each as determined to exist by the Employer. A distribution may be made under Section 5.3 only with the consent of the Employer's board of directors.

5.4 DISABILITY. In the event that the Participant incurs a Disability, as hereinafter defined, the Participant may apply to the Employer for the distribution of all or any part of his or her Account. Upon a finding of a Disability, the Employer shall instruct the Trustee to make the appropriate distribution to the Participant from amounts contributed to the Trust by the Employer in respect of the Participant's Account. For purposes of this Section 5.4, a "Disability" means a physical impairment which would be expected to prevent the Participant from performing the duties of his job with the Employer for a period of at least six months as determined by a physican which is selected by the Employer. A distribution may be made under this Section 5.4 only with the consent of the Employer's board of directors.

5.5 RETIREMENT. A Participant who has attained his or her Retirement Date, as hereinafter defined, may apply to the Employer for the distribution of all or any part of his or her Account. For purposes of this Section 5.5, "Retirement Date," shall mean the date on which the Participant has attained age fifty (50) and has completed at least five Years of Service with the Employer.

5.6 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Article V, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

                     ARTICLE VI -- DISTRIBUTION OF BENEFITS

6.1 AMOUNT. A Participant (or his or her Beneficiary) shall become entitled to receive, on or about the date of the Participant's termination of employment with the Employer, a distribution in an aggregate amount equal to the Participant's Account, which amount, depending on (a) the performance of the deemed investments elected from time to time by the Participant, the Beneficiary, and/or the Employer, as applicable, and (b) the extent to which the investments of the Trust relating to the Participant's deemed investments under Sections 4.1 and 4.5 actually are realized by the Trust, may be less than, equal to, or greater than the aggregate amount of the Participant's Compensation Deferrals. Any payment due hereunder from the Trust which is not paid by the Trust will be paid by the Employer from its general assets.

6.2 METHOD OF PAYMENT.

      (a)   Cash Payments. All payments under the Plan shall be made in cash.

      (b) Timing and Manner of Payment. In the case of distributions to a Participant or his or her Beneficiary by virtue of an entitlement pursuant to Section 5.1, 5.2, 5.3, or 5.4 an aggregate amount equal to the Participant's Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a single lump sum. In the

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            event a Participant becomes entitled to benefits under Section 5.5, an aggregate amount equal to the Participant's Account will be paid by the Trust or the Employer, as provided by Section 6.1, in a lump sum, on or about the date of the Participant's termination, or in annual installments made over a period elected by the Participant but not to exceed five years, provided such election is made at least 12 months prior to his Retirement Date or termination of employment. If such election is not made in accordance with the preceding sentence, the Participant's Account will be paid in a lump sum. If a Participant fails to designate properly the manner of payment of the Participant's benefit under the Plan, such payment will be in a lump sum on or about the date of the Participant's termination of employment with the Employer.

If the whole or any part of a payment hereunder by the Trust of the Employer is to be in installments, the total to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Employer may establish, in which case, subject to limitations of Section 6.1, any deemed income, gain, or loss attributable thereto (to the extent realized, as determined by the Employer, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Employer shall determine.

6.3 DEATH BENEFITS. If a Participant dies before terminating his or her employment with the Employer and before the commencement of payments to the Participant hereunder, the Participant's Account shall be distributed in a single lump sum payment, as provided in Section 6.2, to the person or persons designated in accordance with Section 7.1.

Upon the death of a Participant after payments hereunder have begun but before he or she has received all payments to which he or she is entitled under the Plan, the remaining benefit payments shall be paid to the person or persons designated in accordance with Section 7.1, in the form of a single lump sum.

                 ARTICLE VII -- BENEFICIARIES; PARTICIPANT DATA

7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Employer, and will be effective only when filed in writing with the Employer during the Participant's lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant's spouse, if then living, but otherwise to the Participant's living descendants, if any, per stripes, but, if none, to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant's personal representative,

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executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement, or notice addressed to a Participant or to a Beneficiary at his or her last post office address as down on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                            ARTICLE VIII -- THE TRUST

8.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a "grantor" trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                          ARTICLE IX -- ADMINISTRATION

9.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Employer shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty, and responsibility to:

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      (a)   Resolve and determine all disputes or questions arising under the
            Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

      (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

      (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

      (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

      (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Employer shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Employer shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Employer. Further, the Employer may authorize one or more persons to execute any certificate or document on behalf of the Employer, in which event any person notified by the Employer of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Employer until such third person shall have been notified of the revocation of such authority.

9.2 MUTUAL EXCLUSION OF RESPONSIBILITY. Neither the Trustee nor the Employer shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

9.3 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

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9.4 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

9.5 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable by the Employer in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Employer.

9.6 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan
(a "Claimant") shall present the claim, in writing, to the Employer, and the Employer shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

      (a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

      (b) A description of any additional material or information for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

      (c)   An explanation of the Plan's claims review procedure.

The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Employer's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Employer to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety(90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

Any Claimant whose claim is denied, or deemed to have been denied under the preceding sentences (or such Claimant's authorized representative), may, within sixty (60) days after the Claimant's receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Employer (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the Employer's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Employer, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific

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reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                             ARTICLE X -- AMENDMENT

10.1 RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

10.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 10.1, the Plan and the Trust agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as "top-hat" plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                            ARTICLE XI -- TERMINATION

11.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

11.2 AUTOMATIC TERMINATION OF PLAN. The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer, or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

11.3 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals under Section 3.1 during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

11.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

11.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger, or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger, or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.4 shall become operative.

                          ARTICLE XII -- MISCELLANEOUS

12.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan nor any modification thereof, not the creation of any account under the Plan, not the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employer thereof except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director, or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.

12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control, and determine all questions of law arising with respect to the Plan and interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnish, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of the court, the Employer may bring action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at close of said action.

IN WITNESS THEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the 1st day of the April, 1995.

ATTEST/WITNESS                              Cognex Corporation


/s/ JoAnn Woodyard                          By: /s/ John J. Roger Jr.
--------------------------                      -------------------------

Print Name: JoAnn Woodyard                  Print Name: John J. Roger Jr.
            --------------                              -----------------

                                            Date: June 1, 1995
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[SEAL]